                   Safeguard Scientifics, Inc. and Subsidiaries
                  Exhibit 11 - Computation of Per Share Earnings
                        (In thousands except per share data)



                                                     Three months ended
                                                           March 31

                                                    1997              1996
                                                 -----------      -----------
Primary earnings per common share
Net earnings                                     $     4,492      $     3,980
Adjustment (1)                                           (72)            (144)
                                                 -----------      -----------
                                                 $     4,420      $     3,836
                                                 -----------      -----------
                                                 -----------      -----------

Average common shares outstanding                     31,122           29,504
Average common share equivalents                         910            1,552
                                                 -----------      -----------
Average number of common shares and
  common share equivalents outstanding                32,032           31,056
                                                 -----------     ------------
                                                 -----------     ------------

Primary earnings per common share                $       .14      $       .12
                                                 -----------      -----------
                                                 -----------      -----------

Fully diluted earnings per common share
Primary net earnings                             $     4,492      $     3,980
Adjustment (1)                                           (84)            (146)
                                                 -----------      -----------
                                                 $     4,408      $     3,834
                                                 -----------      -----------
                                                 -----------      -----------

Average common shares outstanding                     31,122           29,504
Average common share equivalents                         910            1,668
                                                 -----------      -----------
Average number of common shares
  assuming full dilution                              32,032           31,172
                                                 -----------      -----------
                                                 -----------      -----------

Fully diluted earnings per common share          $       .14      $       .12
                                                 -----------      -----------
                                                 -----------      -----------


(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).

    Share and per share data have been retroactively adjusted to reflect the two-for-one split of the Company's common shares effective July 17, 1996.